EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Quaint Oak Bancorp, Inc.
Southampton, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-159130) of Quaint Oak Bancorp, Inc. and its subsidiaries of our report dated March 27, 2013, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K for the year ended December 31, 2012.
Philadelphia, Pennsylvania
March 27, 2013